Exhibit 99.3

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YTD Bookings - First Nine Months

($ in Millions)

$1,200
$900
$600
$300
$0
$623
$818
$1,036
2003
2004
2005

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4

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Backlog by Segment

($ in Millions)

$900
$600
$300
$0
$873
$687
$586
$418
$481
$348
$133
$168
$186
3Q03
3Q04
3Q05
New Units
Aftermarket

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© Copyright 2005

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Operating Income
($ in Millions)

$40
$30
$20
$10
$0
$22
$36
Margin 10.4%
Margin 11.6%
3Q04
3Q05

- Operating income improved 59%
  - Volume +
  - Productivity +
  - Pricing +

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© Copyright 2005

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Sales by Segment

($ in Millions)

$350
$280
$210
$140
$70
$0
$217
$131
$86
$310
$147
$163
3Q04
3Q05
New Units
Aftermarket

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Operating Margins by Segment

30%
20%
10%
0%
22.7%
26.1%
0.4%
5.1%
3Q04
3Q05
New Units
Aftermarket

DRESSER-RAND

10
© Copyright 2005

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Liquidity
($ in Millions)

$334
$269
$289
$300
$176
$112
$110
$200
$157
$158
$179
$100
$0
Dec. 04
Jun-05
Sept.05
Revolver
Cash

DRESSER-RAND

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Long -term Debt

($ in Millions)

$900
$600
$300
$0
$820
$690
$599
Dec.04
Jun-05
Sept.05

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Integrating Tuthill Energy Systems

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INNOVATIVE
energy solutions

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© Copyright 2005

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Dresser-Rand
3Q05 Conference Call
November 10, 2005

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Safe Harbor

Today’s presentation includes
forward looking statements that
involve risks.

Please refer to June 30, 2005, Form
10Q for details on factors that may
influence results.

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3Q05 Financial Results

•	Operating Income of $36 million up 72% from prior quarter

•	Net Income of $10.4 million or $0.15 per share

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YTD Bookings - First Nine Months
($ in Millions)

[CHART APPEARS HERE]

•	YTD bookings through 9/30/05:

	•	27% higher than 9/30/04

	•	66% higher than 9/30/03

	•	New Unit bookings split between upstream and downstream

	•	Significant number of large aftermarket orders from many regions (Nigeria, Norway, Mexico, Brazil and Venezuela, etal.)

•	3Q05 New Unit bookings down 16% vs. 3Q04 due to one large order last year

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Backlog by Segment
($ in Millions)

[CHART APPEARS HERE]

•	Backlog of $873 million

• 49% higher than 3Q04

• 81% higher than 3Q03

•	New unit backlog up 65% vs. last year

•	Aftermarket backlog up 11% vs. last year

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3Q05 Highlights

•	Completed IPO

•	Acquired Tuthill Energy Systems assets and Multiphase Power & Processing

•	Backlog of $873 million, 49% higher than a year ago

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Third Quarter 2005 Results

	$ in Millions	EPS

Revenues	$309.8
Operating Income	35.8
Margin	11.6%
Interest Expense	(15.0)
Redemption Premium	(3.7)
Other expense, net	(1.0)

Income before taxes	$16.2
Provision for taxes	5.8

Net Income	$10.4	$0.15

Weighted average shares of 71,904,027 used to calculate EPS

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Operating Income
($ in Millions)

[CHART APPEARS HERE]

•	Operating income improved 59%

	•	Volume +

	•	Productivity +

	•	Pricing +

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Sales by Segment
($ in Millions)

[CHART APPEARS HERE]

•	Total sales increased 43%

•	New Unit sales increased 89%

•	Aftermarket sales increased 12%

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Operating Margins by Segment

[CHART APPEARS HERE]

•	Operating margins improved in both segments:

	•	New units principally benefited from productivity and operating leverage from volume

	•	Aftermarket principally benefited from pricing and volume

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Liquidity
($ in Millions)

[CHART APPEARS HERE]

•	Maintained adequate liquidity

	•	Increased size of revolver $50 million to $350 million

•	Achieved this while having:

	•	Reduced debt $221 million

	•	Acquired TES $57 million

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Long-term Debt
($ in Millions)

[CHART APPEARS HERE]

•	Reduced debt $221 million

•	No required amortization

•	Bank debt payable at any time without penalty

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Integrating Tuthill Energy Systems

•	Integration team working on five major areas

	•	Footprint

	•	SG&A

	•	Sales channel

	•	Product rationalization

	•	Supply chain

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Outlook for 4Q05

•	Key changes vs. 3Q05:

	•	Revenue up 20% to 25%

	•	Operating Margins up 3 to 4 percentage points

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Summary

•	Strong 3Q05 and year-to-date financial performance

•	Industry fundamentals remain strong

•	Continuing to execute our successful strategy

•	Positive outlook for 4Q05 and 2006

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